Avid Files 2013 Form 10-K and Completes Financial Restatement

Company reports four consecutive quarters of year-over-year bookings growth and positive free cash flow for 2013

BURLINGTON, MA, September 12, 2014 Avid® (OTC: AVID) announced today that it has completed its restatement and filed its annual report on Form 10-K for the fiscal year ended December 31, 2013, which also includes results for the fiscal year ended December 31, 2012 and restated results for the fiscal year ended December 31, 2011. The Company also filed quarterly reports on Form 10-Q for each of the quarterly periods ended March 31, June 30 and September 30, 2013.

“We have worked diligently for well over a year on the restatement and are delighted to have completed the process.” said Louis Hernandez, Jr., president and CEO of Avid. “Throughout this period, we have put a premium on maintaining our focus on continued innovation for our customers and reasserting our commitment to being a strategic leader for the media industry with our Avid Everywhere vision. I’m encouraged by the progress we’ve made in executing against our three phase transformational strategy, and specifically with the growth in bookings over the past few quarters. Now that we have completed the restatement process, we are excited to continue our work on the transformation and feel the momentum building.”

Central to the transformational strategy and the Avid Everywhere vision is the MediaCentral platform. The momentum of the platform, combined with unprecedented community engagement via the Avid Customer Association, helped grow the Company’s bookings over the past four quarters on a year-over-year basis, reversing declines experienced in 2012 and the first half of 2013.

“We are especially encouraged by the growth in platform sales and the strong adoption of subscription license offerings for our creative tools which we believe validates our strategic direction and provides a fertile opportunity for cross sale activity,” said Louis Hernandez, Jr., president and CEO of Avid.

The restated results include changes to the Company’s historical reported results, primarily focused in the following areas:

•	Revenue Recognition

•	Impairment of Goodwill

•	Discontinued Operations Classification

•	Restructuring Reserves

“As a result of our restatement and in accordance with GAAP, revenue that had originally been recognized in earlier periods is now being recognized ratably over an extended timeframe,” said John Frederick, executive vice president, chief financial officer and chief administrative officer of Avid. “The amount of revenue earned or to be earned over the entire period of recognition essentially remains unchanged from the amount we historically recognized. There was no change to the cash characteristics of the transactions being restated nor to the Company’s liquidity directly relating to these transactions. As a result of the restatement, the balance sheet reflects a significant increase in deferred revenue, which will be recognized in revenue over a number of years and will provide significant visibility into our future revenues. The revenue recognized from deferred revenue originating in periods prior to 2011 will continue in declining amounts through 2016, creating downward pressure on revenue growth until 2017.”

This accounting related revenue pressure is caused by an accounting rules change which became effective January 1, 2011 which resulted in more revenue for transactions originating after January 1, 2011 being recognized upon shipment in many of our customer arrangements as compared to transactions prior to that date.

The Company encourages investors to thoroughly review the supplemental tables attached to this announcement and the informational video series which will be posted on Avid’s Investor Relations website by 9:00 a.m. ET on September 12, 2014 which will provide more details on these changes.

Revenues for the twelve-month periods ended December 31, 2013 and 2012 were $563.4 million and $635.7 million, respectively. GAAP net income for the twelve-month periods ended December 31, 2013 and 2012 was $21.2 million and $92.9 million, respectively. The decline in revenue and net income was predominately due to the larger portion of revenue from periods prior to 2011 being amortized in 2012 as compared to 2013 due to the above referenced change in accounting rules.

The Company includes non-GAAP financial measures in this press release, including income from continuing operations, income per share from continuing operations, Adjusted EBITDA and free cash flow. Definitions of these non-GAAP financial measures and the reconciliations to the Company's comparable GAAP financial measures for the periods presented, are included in this press release.

For the twelve-month period ended December 31, 2013, non-GAAP income from continuing operations was $57.2 million or $1.46 per share.

As Avid continues to focus on executing against its three-phased transformational strategy, the Company’s management team believes that the operational measure of bookings, as well the non-GAAP financial metrics of Adjusted EBITDA and free cash flow will also be helpful in evaluating operating performance and the effectiveness of its strategy.

With respect to those measures we are providing 2014 guidance for each

•	Year-over-year bookings growth of 3%

•
$58 million to $65 million of adjusted earnings excluding interest, taxes, depreciation, all amortization, stock-based compensation, restructuring and other charges and restatement related costs (or Adjusted EBITDA).

•	Free cash flow of approximately $20 million

Bookings for the three-month periods ended June 30, 2014 and March 31, 2014 were $127.7 million and $126.1 million respectively. These represent the 3rd and 4th consecutive quarters of year-over-year quarterly bookings growth dating back to the third quarter of 2013. For the twelve-month period ended June 30, 2014 bookings increased $21 million, a 4% increase over the twelve-month period ended June 30, 2013.

Adjusted EBITDA was $80.3 million and $117.8 million for the twelve-month periods ended December 31, 2013 and 2012, respectively. A significant factor in the decline in Adjusted EBITDA between 2012 and 2013 and then again for the 2014 guidance is the declining amortization of the pre-2011 deferred revenue, the impact of which will continue through 2017.

Avid’s cash and debt balances as of June 30, 2014 were $23.0 million and $5.0 million, respectively. The Company expects restatement related payments for the second half of 2014 to be between $12 million to $14 million.

Free cash flow, which excludes payments for restatement and restructuring activities of $26.3 million, was $5.5 million in fiscal year 2013. On a GAAP basis, cash used in operations for the twelve-month period ended December 31, 2013 was $9.1 million.

To help investors better understand Avid’s strategic vision, its restated results and financial model, the Company will post an informational video series on its Investor Relations web site, available here (ir.avid.com) by 9:00 a.m. ET on September 12, 2014. This four-part video series covers:

•	Company Update and Vision

•	Restatement Overview

•	Financial Results for 2012 and 2013 and certain summary financial metrics (bookings and cash) for Q1 and Q2 of 2014

•	Financial Model

The Company is targeting to file its quarterly report on Form 10-Q for the three-month period ended March 31, 2014 in approximately one week. Form 10-Q for the second quarter of 2014 is expected to be filed within approximately 40 days following the filing of the first quarter 10-Q.

Following the filing of Avid’s first quarter 2014 financial report, the Company plans to apply for relisting on the NASDAQ stock exchange. Given the previously disclosed delay in the second quarter 2014 10-Q filing, the Company hopes to be relisted on the NASDAQ stock exchange sometime after becoming current with its SEC reporting obligations. In the interim, Avid stock will continue to trade on OTC Markets - OTC Pink Tier under the trading symbol AVID. For quotes or additional information on OTC Markets and the OTC Pink Tier, please visit http://www.otcmarkets.com.

Conference Call and Investor Day
A conference call to discuss Avid's financial results will be held after the filing of its Form 10-Q for the three months ended March 31, 2014. Additionally, the Company anticipates hosting an investor day in New York after the filing of its quarterly results for the period ending September 30, 2014.

Non-GAAP Measures
In this release Avid presents a number of non-GAAP financial measures as set forth and reconciled in the appendix of this press release.

Avid defines Adjusted EBITDA as non-GAAP operating profit or loss excluding depreciation and all amortization expense. Avid's non-GAAP operating results and earnings per share exclude restructuring costs, stock based compensation, amortization and impairment of intangibles as well as other unusual items such as costs related to the restatement; M&A related activity; or impact of significant legal settlements. Avid defines free cash flow as GAAP cash flow generated from or used by operations less capital expenditures and excludes payments or receipts related to M&A, significant legal settlements, restructuring, restatement or other non-operational or non-recurring events. These non-GAAP measures also reflect how Avid manages its businesses internally.

As with the items eliminated in its calculation of net income, these items may vary for different companies for reasons unrelated to the overall operating performance of Avid’s business. When analyzing Avid’s operating performance, investors should not consider these non-GAAP financial measures as a substitute for net income or other measures prepared in accordance with GAAP.  Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The reconciliation of the GAAP to non-GAAP financial measures is in the tables included in this press release.

Operational Metrics

Avid also references bookings in this press release. Bookings are an operational metric which is defined as the amount of revenue we expect to earn from an agreement between Avid and a customer for goods and services over the course of the agreement. To count as a booking, we expect there to be persuasive evidence of an agreement between us and our customer and that the collectability of the amounts payable under the arrangement are reasonably assured. Due to the timing of revenue recognition, all of the revenue related to the booking may not be recorded in the period that it was transacted and would therefore be reported as part of revenue backlog and/or deferred revenue, thereby providing visibility into future revenue. However, because our bookings are based on orders that, under certain circumstances can be cancelled or adjusted; bookings may not convert into revenue earned.

Forward-Looking Statements
The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about our anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding our recently filed financial statements or other information included herein based upon or otherwise incorporating judgments or estimates, including statements herein relating to future performance such as our future adjusted EBITDA, earnings, bookings, free cash flow, payments for restatement-related expenses; our future strategy and business plans; our objective to obtain relisting on the NASDAQ Stock Market and to have our shares of common stock trade on that market; and our anticipated timing for filing our future quarterly reports. These forward-looking statements are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the effect on our sales, operations and financial performance resulting from the identified material weaknesses in our internal control of financial reporting; the delisting of our stock from NASDAQ; the previously disclosed ongoing SEC and Department of Justice inquiries; pending litigation, including the previously disclosed class action and possibility of further legal proceedings adverse to our Company resulting from the restatement or related matters; the costs associated with the restatement; as well as our ability to have our shares relisted on the NASDAQ stock market; our liquidity; our ability to execute our strategic plan and meet customer needs; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance in particular geographies or markets, fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; variances in our backlog and the realization thereof. Moreover, the business may be adversely affected by future legislative, regulatory or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by our Company with the SEC. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About Avid
Through Avid Everywhere, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption for the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, music recordings, and television shows, to live concerts and news broadcasts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Twitter, YouTube, LinkedIn, Google+; or subscribe to Avid Blogs.

© 2014 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

Media Contact                Investor Contact
Lisa Kilborn                    Tom Fitzsimmons
Avid                        Avid
978.640.3230                    978.640.3346
lisa.kilborn@avid.com                tom.fitzsimmons@avid.com

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Twelve Months Ended
	December 31,
	2013	2012	2011
			(Restated)
Net revenues:
Products	$395,531	$478,830	$660,720
Services	167,881	156,873	106,165
Total net revenues	563,412	635,703	766,885

Cost of revenues:
Products	159,264	182,764	188,217
Services	63,177	63,670	70,808
Amortization of intangible assets	1,468	2,574	2,693
Total cost of revenues	223,909	249,008	261,718

Gross profit	339,503	386,695	505,167

Operating expenses:
Research and development	95,249	98,879	111,129
Marketing and selling	133,890	153,481	163,204
General and administrative	77,578	52,066	50,732
Amortization of intangible assets	2,648	4,254	8,528
Restructuring costs, net	5,370	24,838	6,534
Total operating expenses	314,735	333,518	340,127

Operating income	24,768	53,177	165,040

Interest and other expense, net	(676)	(2,041)	(1,945)
Income from continuing operations before income taxes	24,092	51,136	163,095

Provision for income taxes, net	2,939	4,049	635
Income from continuing operations, net of tax	21,153	47,087	162,460

Discontinued Operations:
Gain on divestiture of consumer business	—	37,972	—
Income from divested operations	—	7,832	63,907
Income from discontinued operations, net of tax	—	45,804	63,907

Net income	$21,153	$92,891	$226,367

Income per share from continuing operations, net of tax - basic	0.54	1.21	4.23

Income per share from discontinued operations, net of tax - basic	—	1.18	1.66
Net income per common share - basic	$0.54	$2.39	$5.89

Income per share from continuing operations, net of tax - diluted	0.54	1.21	4.22
Income per share from discontinued operations, net of tax - diluted	—	1.18	1.65
Net income per common share - diluted	$0.54	$2.39	$5.87

Weighted-average common shares outstanding - basic	39,044	38,804	38,435
Weighted-average common shares outstanding - diluted	39,070	38,836	38,534

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended				Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2013	2013	2013	2012	2012	2012	2012
						(Restated)	(Restated)	(Restated)
Net revenues:
Products	$103,985	$92,969	$99,858	$98,718	$116,449	$109,684	$124,991	$127,706
Services	43,118	45,924	41,488	37,353	44,020	40,923	40,485	31,445
Total net revenues	$147,103	$138,893	$141,346	$136,071	$160,469	$150,607	$165,476	$159,151

Cost of revenues:
Products	43,665	39,683	38,900	37,015	47,942	38,356	50,983	45,482
Services	16,136	16,372	15,394	15,276	16,268	16,663	16,329	14,411
Amortization of intangible assets	158	158	501	651	646	634	644	650
Restructuring costs	—	—	—	—	—	—	—	—
Total cost of revenues	59,959	56,213	54,795	52,942	64,856	55,653	67,956	60,543

Gross profit	87,144	82,680	86,551	83,129	$95,613	$94,954	$97,520	$98,608

Operating expenses:
Research and development	24,556	23,239	23,847	23,607	22,951	23,207	26,261	26,460
Marketing and selling	34,566	31,512	33,903	33,909	35,385	33,941	42,282	41,873
General and administrative	23,135	22,715	16,131	15,597	13,462	10,905	13,351	14,348
Amortization of intangible assets	667	660	658	663	755	782	1,106	1,611
Restructuring costs, net	2,491	688	1,918	273	126	9,831	14,437	444
Total operating expenses	85,415	78,814	76,457	74,049	72,679	78,666	97,437	84,736

Operating income	1,729	3,866	10,094	9,080	22,934	16,288	83	13,872

Interest and other expense, net	192	(363)	(247)	(258)	(1,150)	(318)	(379)	(194)
Income from continuing operations before income taxes	1,921	3,503	9,847	8,822	21,784	15,970	(296)	13,678

Provision for income taxes, net	792	921	669	557	1,119	1,194	(936)	2,672
Income from continuing operations, net of tax	1,129	2,582	9,178	8,265	20,665	14,776	640	11,006

Discontinued Operations:
Gain on divestiture of consumer business	—	—	—	—	—	37,972	—	—
Income from divested operations	—	—	—	—	—	—	2,773	5,059
Income from discontinued operations, net of tax	—	—	—	—	—	37,972	2,773	5,059

Net income	$1,129	$2,582	$9,178	$8,265	$20,665	$52,748	$3,413	$16,065

Income per share from continuing operations, net of tax - basic	0.03	0.07	0.24	0.21	0.53	0.38	0.02	0.29
Income per share from discontinued operations, net of tax - basic	—	—	—	—	—	0.98	0.07	0.13
Net income per common share - basic	$0.03	$0.07	$0.24	$0.21	$0.53	$1.36	$0.09	$0.42

Income per share from continuing operations, net of tax - diluted	0.03	0.07	0.24	0.21	0.53	0.38	0.02	0.28
Income per share from discontinued operations, net of tax - diluted	—	—	—	—	—	0.98	0.07	0.13
Net income per common share - diluted	$0.03	$0.07	$0.24	$0.21	$0.53	$1.36	$0.09	$0.41

Weighted-average common shares outstanding - basic	39,080	39,075	39,040	38,977	38,916	38,859	38,778	38,662
Weighted-average common shares outstanding - diluted	39,111	39,076	39,069	39,034	38,937	38,890	38,798	38,721

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands, except per share data)

	Twelve Months Ended
	December 31,
	2013	2012	2011
			(Restated)
GAAP
Net Revenues	$563,412	$635,703	$766,885
Cost of revenues	223,909	249,008	261,718
Gross Profit	339,503	386,695	505,167
Operating Expenses	314,735	333,518	340,127
Operating Income	24,768	53,177	165,040
Interest and other expense, net	(676)	(2,041)	(1,945)
Provision for income taxes, net	2,939	4,049	635
Income from continuing operations, net of tax	$21,153	$47,087	$162,460
Weighted-average common shares outstanding - diluted	39,070	38,836	38,534
Income per share from continuing operations, net of tax - diluted	$0.54	$1.21	$4.22

Adjustments to GAAP Results
Cost of Revenues
Amortization of intangible assets	1,468	2,574	2,693
Stock-based compensation	796	992	1,200
Operating Expenses
Amortization of intangible assets	2,648	4,254	8,528
Restructuring costs, net	5,370	24,838	6,534
Restatement costs	20,591	—	—
Acquisition and other costs	—	1,048	556
(Gain) loss on sale of assets	(125)	(252)	597
Stock-based compensation
R&D	581	985	1,638
Sales & Marketing	1,786	3,754	4,349
G&A	3,752	5,700	5,421
Other
Tax adjustment	(860)	(965)	(1,579)

Non-GAAP
Net revenues	563,412	635,703	766,885
Cost of revenues	221,645	245,441	257,824
Gross Profit	341,767	390,262	509,061
Operating Expenses	280,132	293,190	312,504
Operating Income	61,635	97,071	196,557
Interest and other expense, net	(676)	(2,041)	(1,945)
Provision for income taxes, net	3,799	5,014	2,214

Income from continuing operations, net of tax	57,160	90,016	192,398
Income per share from continuing operations, net of tax - diluted	$1.46	$2.32	$4.99

Adjusted EBITDA
Non-GAAP Operating Income (from above)	61,635	97,071	196,557
Depreciation	17,837	19,846	19,543
Amortization of capitalized software development costs	815	846	1,218
Adjusted EBITDA	$80,286	$117,763	$217,318

Free Cash Flow
GAAP net cash (used in) provided by operating activities	(9,145)	34,709	2,967
Capital Expenditures	(11,625)	(9,703)	(10,795)
Restructuring Payments	(13,151)	(19,420)	(17,206)
Restatement Payments	(13,161)	—	—
Free Cash Flow	5,542	44,426	9,378

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands, except per share data)

	Three Months Ended				Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2013	2013	2013	2012	2012	2012	2012
						(Restated)	(Restated)	(Restated)
GAAP
Net Revenues	$147,103	$138,893	$141,346	$136,071	$160,469	$150,607	$165,476	$159,151
Cost of revenues	59,959	56,213	54,795	52,942	64,856	55,653	67,956	60,543
Gross Profit	87,144	82,680	86,551	83,129	95,613	94,954	97,520	98,608
Operating Expenses	85,415	78,814	76,458	74,049	72,679	78,666	97,437	84,736
Operating Income	1,729	3,866	10,093	9,080	22,934	16,288	83	13,872
Interest and other expense, net	192	(363)	(247)	(258)	(1,150)	(318)	(379)	(194)
Provision for income taxes, net	792	921	669	557	1,119	1,194	(936)	2,672
Income from continuing operations, net of tax	$1,129	$2,582	$9,177	$8,265	$20,665	$14,776	$640	$11,006
Weighted-average common shares outstanding - diluted	39,111	39,076	39,069	39,034	38,937	38,890	38,798	38,721
Income per share from continuing operations, net of tax - diluted	$0.03	$0.07	$0.23	$0.21	$0.53	$0.38	$0.02	$0.28

Adjustments to GAAP Results
Cost of Revenues
Amortization of intangible assets	158	158	501	651	646	634	644	650
Stock-based compensation	173	185	212	226	230	236	268	259
Operating Expenses
Amortization of intangible assets	667	660	658	663	755	782	1,106	1,611
Restructuring costs, net	2,491	688	1,918	273	126	9,831	14,437	444
Restatement costs	8,162	8,730	2,929	769	—	—	—	—
Acquisition and other costs	—	—	—	—	111	(100)	555	482
(Gain) loss on sale of assets	—	—	—	(125)	—	—	—	(252)

Stock-based compensation
R&D	127	137	173	145	193	212	269	311
Sales & Marketing	329	402	473	581	440	(93)	2,244	1,162
G&A	572	808	1,250	1,125	1,544	1,265	1,713	1,179
Other
Tax adjustment	(215)	(215)	(215)	(215)	(241)	(241)	(241)	(241)

Non-GAAP
Net revenues	147,103	138,893	141,346	136,071	160,469	150,607	165,476	159,151
Cost of revenues	59,628	55,870	54,082	52,065	63,980	54,783	67,044	59,634
Gross Profit	87,475	83,023	87,264	84,006	96,489	95,824	98,432	99,517
Operating Expenses	73,067	67,389	69,058	70,618	69,510	66,769	77,113	79,799
Operating Income	14,408	15,634	18,207	13,388	26,978	29,055	21,320	19,718
Interest and other expense, net	192	(363)	(247)	(258)	(1,150)	(318)	(379)	(194)
Provision for income taxes, net	1,007	1,136	884	772	1,360	1,435	(695)	2,913
Income from continuing operations, net of tax	13,593	14,135	17,076	12,358	24,468	27,302	21,635	16,611
Income per share from continuing operations, net of tax - diluted	$0.35	$0.36	$0.44	$0.32	$0.63	$0.7	$0.56	$0.43

Adjusted EBITDA
Non-GAAP Operating Income (from above)	14,408	15,634	18,207	13,388	26,978	29,055	21,320	19,718
Depreciation	4,386	4,302	4,429	4,719	5,099	4,874	4,899	4,974
Amortization of capitalized software development costs	586	49	77	102	109	128	294	316
Adjusted EBITDA	$19,380	$19,985	$22,713	$18,210	$32,186	$34,056	$26,512	$25,008

Free Cash Flow
GAAP net cash (used in) provided by operating activities	883	(4,472)	(4,146)	(1,410)	2,023	(77)	14,020	18,743
Capital Expenditures	(2,627)	(3,708)	(3,164)	(2,126)	(2,752)	(1,421)	(1,941)	(3,589)
Restructuring Payments	2,536	3,256	3,122	4,237	5,128	8,582	1,721	3,978
Restatement Payments	7,728	3,919	1,514	—	—	—	—	—
Free Cash Flow	8,520	(1,005)	(2,674)	701	4,399	7,084	13,800	19,132

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	December 31,	December 31,
	2013	2012
ASSETS:
Current assets:
Cash and cash equivalents	$48,203	$70,390
Accounts receivable, net of allowances of $13,963 and $20,977
at December 31, 2013 and December 31, 2012, respectively	56,770	67,956
Inventories	60,122	69,143
Deferred tax assets, net	522	586
Prepaid expenses	7,778	9,060
Other current assets	17,493	19,950
Total current assets	190,888	237,085

Property and equipment, net	35,186	41,441
Intangible assets, net	4,260	9,217
Long-term deferred tax assets, net	2,415	2,825
Other assets	2,393	3,793
Total assets	$235,142	$294,361

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable	$33,990	$35,425
Accrued compensation and benefits	30,342	25,177
Accrued expenses and other current liabilities	41,273	34,003
Income taxes payable	6,875	7,969
Deferred tax liabilities, net	14	203
Deferred revenues	211,403	230,305
Total current liabilities	323,897	333,082

Long-term deferred tax liabilities, net	565	713
Long-term deferred revenues	255,429	328,180
Other long-term liabilities	14,586	17,978
Total liabilities	594,477	679,953

Stockholders' deficit:
Common stock	423	423
Additional paid-in capital	1,043,384	1,039,562
Accumulated deficit	(1,336,526)	(1,357,679)
Treasury stock at cost, net of reissuances	(72,543)	(75,542)
Accumulated other comprehensive income	5,927	7,644
Total stockholders' deficit	(359,335)	(385,592)
Total liabilities and stockholders' deficit	$235,142	$294,361

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Twelve Months Ended
	December 31,
	2013	2012	2011
			(Restated)
Cash flows from operating activities:
Net income	$21,153	$92,891	$226,367
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,767	27,495	31,983
Provision for doubtful accounts	157	125	1,473
Non-cash provision for restructuring	—	1,459	326
(Gain) loss on sale of assets	(125)	(252)	597
Gain on divestiture of consumer business	—	(37,972)	—
Stock-based compensation expense	6,917	11,432	12,609
Non-cash interest expense	294	294	301
Unrealized foreign currency transaction (gains) losses	(10)	(1,251)	1,818
Provision for deferred taxes	730	(400)	(1,994)
Changes in operating assets and liabilities
Accounts receivable	11,030	26,765	(3,804)
Inventories	9,021	20,844	(3,317)
Prepaid expenses and other current assets	4,393	(3,745)	(223)
Accounts payable	(1,416)	(7,111)	(4,533)
Accrued expenses, compensation and benefits, and other liabilities	8,932	(3,300)	(17,436)
Income taxes payable	(1,324)	676	(640)
Deferred revenues	(91,664)	(93,241)	(240,560)
Net cash (used in) provided by operating activities	(9,145)	34,709	2,967

Cash flows from investing activities:
Purchases of property and equipment	(11,625)	(9,703)	(10,795)
Capitalized software development costs	—	—	(1,242)
Change in other long-term assets	(36)	(40)	(155)
Proceeds from divestiture of consumer business	—	11,440	—
Proceeds from sales of assets	125	—	—
Net cash (used in) provided by investing activities	(11,536)	1,697	(12,192)

Cash flows from financing activities:
Proceeds from the issuance of common stock under employee stock plans	177	1,022	3,239
Common stock repurchases for tax withholdings for net settlement of equity awards	(273)	(668)	(1,213)
Proceeds from revolving credit facilities	—	14,000	21,000
Payments on revolving credit facilities	—	(14,000)	(21,000)
Net cash provided by (used in) financing activities	(96)	354	2,026

Effect of exchange rate changes on cash and cash equivalents	(1,410)	775	(2,728)
Net (decrease) increase in cash and cash equivalents	(22,187)	37,535	(9,927)
Cash and cash equivalents at beginning of period	70,390	32,855	42,782
Cash and cash equivalents at end of period	$48,203	$70,390	$32,855

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

	For the Period Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
Bookings	2014	2014	2013	2013	2013	2013	2012	2012

Quarterly	$127.7	$126.1	$150.4	$127	$120.7	$125.1	$141.5	$122.8
Last twelve months (LTM)	531.1	524.1	523.1	514.2	510	531	545	586.3

	December 31,	December 31,
Revenue Backlog	2013	2012
Deferred Revenue	$466.8	$558.5
Other Backlog	92.2	51.2
Total Revenue Backlog	$559	$609.7

The expected timing of recognition of revenue backlog as of December 31, 2013 is as follows:

	Twelve Months Ended December 31,
	2014	2015	2016	2017	2018	Thereafter	Total
Orders executed prior to January 1, 2011	$92.3	$58.2	$24.5	$1	$0.1	—	$176.1
Orders executed or materially modified on or	200.9	86.7	53	27.5	14.7	0.1	$382.9
after January 1, 2011
	$293.2	$144.9	$77.5	$28.5	$14.8	$0.1	$559